                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                              EVANS BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                 March 20, 2002


To Our Shareholders:

         On behalf of the Board of Directors, I cordially invite you to attend the 2002 Annual Meeting of Shareholders of Evans Bancorp, Inc. The Annual Meeting this year will be held at Romanello's South Restaurant, 5793 South Park Avenue, Hamburg, New York, on TUESDAY, APRIL 23, 2002 at 9:00 A.M. The formal Notice of the Annual Meeting is set forth on the following page.

         The enclosed Notice and Proxy Statement contain details concerning the business to come before the 2002 Annual Meeting. The Board of Directors of the Company recommends a vote "FOR" the re-election of Robert W. Allen, William F. Barrett, and David C. Koch as Directors for a three year term, and the election of James E. Biddle, Jr. for a two year term.

TO VOTE:
--------

         The vote of each shareholder is important, regardless of whether or not you attend the Annual Meeting. I urge you to sign, date, and return the enclosed Proxy Card as promptly as possible. In this way, you can be sure that your shares will be voted at the meeting. Simply remove the white Proxy Card from the bottom of the mailing form and return it in the postage-paid envelope provided. If you are voting "FOR" the re-election of the nominated directors, you need only sign the Proxy Card.

         VOTING IS TABULATED BY AN INDEPENDENT FIRM; THEREFORE, TO ENSURE THAT YOUR VOTE IS RECEIVED IN A TIMELY MANNER, PLEASE MAIL THE WHITE PROXY CARD IN THE ENVELOPE PROVIDED - DO NOT RETURN THE PROXY CARD TO THE BANK.

TO ATTEND THE ANNUAL MEETING:
-----------------------------

         The Annual Meeting will include a Continental Breakfast. To ensure that our reservation count will be accurate, if you plan to attend the meeting, please complete the yellow postage-paid reservation card that is included with your proxy material and return it to the Bank.

         IF YOU WILL BE ATTENDING THE ANNUAL MEETING, THE YELLOW RESERVATION POSTCARD MUST BE RETURNED TO THE BANK.

         PLEASE NOTE THAT, DUE TO LIMITED SEATING, WE WILL NOT BE ABLE TO ACCOMMODATE GUESTS OF OUR SHAREHOLDERS AT THE ANNUAL MEETING, AND MUST LIMIT ATTENDANCE TO SHAREHOLDERS ONLY.

         Thank you for your confidence and support.

                                         Sincerely,



                                         James Tilley

                               EVANS BANCORP, INC.
                            14 - 16 North Main Street
                             Angola, New York 14006


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 23, 2002





         The Fourteenth Annual Meeting of Shareholders of Evans Bancorp, Inc., a New York corporation (the "Company"), will be held on Tuesday, April 23, 2002 at 9:00 a.m. at Romanello's South, 5793 South Park Avenue, Hamburg, New York, for the following purpose:


                  (1) To elect four Directors of the Company, three such Directors to hold office for the term of three years and until the election and qualification of their successors; and one such Director to hold office for the term of two years and until the election and qualification of his successor.

                  (2) To act upon such other business as may properly come before the meeting or any adjournment thereof.


         The Board of Directors has fixed the close of business on March 6, 2002 as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting.

         A copy of the Company's Annual Report to Shareholders is enclosed for your reference.

         Please complete and return the enclosed proxy in the accompanying postage-paid, addressed envelope as soon as you have an opportunity to review the attached Proxy Statement.



                       By Order of the Board of Directors




                       Robert W. Allen
                       Secretary




Angola, New York
March 20, 2002

                               EVANS BANCORP, INC.
                            14 - 16 North Main Street
                             Angola, New York 14006

                                 PROXY STATEMENT
                              Dated March 20, 2002

                     For the Annual Meeting of Shareholders
                            to be Held April 23, 2002



                               GENERAL INFORMATION
                               -------------------


         This Proxy Statement is furnished to the shareholders of Evans Bancorp, Inc., a New York corporation (the "Company"), in connection with the solicitation of proxies for use at the Fourteenth Annual Meeting of Shareholders (the "Annual Meeting") to be held at Romanello's South, 5793 South Park Avenue, Hamburg, New York, on TUESDAY, APRIL 23, 2002 at 9:00 A.M. and at any adjournments thereof. The enclosed proxy is being solicited by the Board of Directors of the Company.

         If a proxy in the accompanying form is duly executed and returned, the shares represented thereby will be voted and, where a specification is made by the shareholder as provided therein, will be voted in accordance with such specification. A shareholder giving the enclosed proxy has the power to revoke it at any time before it is exercised by giving written notice to the Company bearing a later date than the proxy, by the execution and delivery to the Company of a subsequently dated proxy, or by voting in person at the Annual Meeting. Any shareholder may vote in person at the Annual Meeting, whether or not he or she has previously given a proxy.

         This Proxy Statement and the enclosed proxy are first mailed to shareholders on or about March 20, 2002.


                                VOTING SECURITIES
                                -----------------


         Only holders of shares of Common Stock of record at the close of business on March 6, 2002 will be entitled to notice of and to vote at the meeting and at all adjournments thereof. At the close of business on March 6, 2002, the Company had outstanding 2,206,467 shares of Common Stock. For all matters to be voted on at the Annual Meeting, holders of Common Stock have one vote per share. A majority of such shares, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting.

         Shares of Common Stock represented by the proxies in the form enclosed, properly executed, will be voted in the manner designated, or if no instructions are indicated, in favor of the Directors named therein and for the other proposals. The proxy given by the enclosed proxy card may be revoked at any time before it is voted by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

         Under the Company's by-laws and the laws of the State of New York, directors of the Company are elected by a plurality of the votes cast in the election. Any other matters to be considered as set forth in the Notice for the Annual Meeting are to be decided by the vote of the holders of a majority of the votes represented by the shares present in person or represented by proxy at the Annual Meeting.

         With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Accordingly, abstentions and broker non-votes will not affect the outcome of the election.


         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
         --------------------------------------------------------------

         The following table sets forth, as of January 31, 2002, the number (rounded to the nearest whole share) of outstanding shares of Common Stock beneficially owned by (i) each shareholder known by the Company to beneficially own more than 5% of the Company's Common Stock, (ii) all directors and nominees of the Company individually, and (iii) by all executive officers and directors as a group:


Name and Address of Beneficial          Nature and Amount of        Percent of
Owner Owning More Than 5%               Beneficial Ownership           Class
-------------------------               --------------------           -----
Robert W. Allen (1)                            38,081                  1.73%

William F. Barrett (2)                        201,680                  9.14%
8685 Old Mill Run
Angola, NY 14006

James E. Biddle, Jr. (3)                          600                  0.03%

Phillip Brothman (4)                           26,070                  1.18%

LaVerne G. Hall (5)                            64,224                  2.91%

David C. Koch (6)                              33,421                  1.51%

Robert G. Miller, Jr. (7)                      58,012                  2.63%

David M. Taylor (8)                             5,362                  0.24%

James Tilley (9)                                  678                  0.03%

Thomas H. Waring, Jr.                             662                  0.03%

Directors and Officers as a Group             430,040                 19.49%
(12 persons)
(1)(2)(3)(4)(5)(6)(7)(8)(9)(10)


(1)      Includes 3,548 shares owned by Mr. Allen's wife.

(2) Includes 54,737 shares owned by Mr. Barrett's wife and 7,931 shares owned by Mr. Barrett's son, as to which he disclaims beneficial ownership.

(3)      Owned jointly with Mr. Biddle's wife.

(4)      Includes 1,924 shares owned by Mr. Brothman's wife.

(5)      Includes 25,287 shares owned by Mr. Hall's wife.

(6) Includes 1,856 shares owned jointly by Mr. Koch and his wife, and 968 shares owned by Mr. Koch's son, as to which he disclaims beneficial ownership.

(7) Includes 11,522 shares held for Mr. Miller's benefit under an escrow agreement dated September 1, 2000 entered into in connection with the acquisition of the assets and business of M&W Group, Inc. by the Company; 132 shares owned by Mr. Miller's son, as to which he disclaims beneficial ownership; and 265 shares owned by Mr. Miller's daughter, to which he disclaims beneficial ownership.

(8)      Includes 375 shares owned jointly by Mr. Taylor and his wife.

(9) Includes 13 shares held by Mr. Tilley in trust for his grandson, and 98 shares owned jointly by Mr. Tilley and his mother.

(10) Includes 1,250 shares owned by Mr. William Glass, Treasurer of Evans Bancorp, Inc., held jointly with Mr. Glass's wife.



             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
             -------------------------------------------------------


         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during 2001 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with by such persons, except that Mr. DeBacker filed one late report in 2001.


                              ELECTION OF DIRECTORS
                              ---------------------

         It is intended that proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the four nominees for Directors who are: Robert W. Allen, William F. Barrett, and David C. Koch for a term of three years, and James E. Biddle, Jr. for a term of two years.

         The nominees proposed for election to the Board of Directors are all presently members of the Board.

         Messrs. Allen, Barrett, and Koch, if elected as Directors, will hold office for three years until the Annual Meeting of Shareholders in 2005 and until their successors are duly elected and qualified. Mr. Biddle, who was appointed as a Director in August, 2001, if elected as Director, will hold office for two years until the Annual Meeting of Shareholders in 2004 and until his successor is duly elected and qualified. In the event that any nominee for Director becomes unavailable and a vacancy exists, it is intended that the persons named in the proxy may vote for a substitute who will be recommended by the remaining Directors.


                         INFORMATION REGARDING DIRECTORS
                         -------------------------------


         The following table sets forth the names, ages and positions of the Directors of the Company.


                     NAME                   AGE          POSITION                      TERM
             NOMINEES FOR DIRECTORS:        ---          --------                     EXPIRES
             -----------------------                                                  -------
                 Robert W. Allen             76        Secretary, Director             2002

                 William F. Barrett          60        Director                        2002

                 James E. Biddle, Jr.        40        Director                        2002

                 David C. Koch               66        Director                        2002


                     DIRECTORS:
                     ----------

                 Phillip Brothman            64        Chairman of the Board,          2004
                                                       Director

                 LaVerne G. Hall             64        Director                        2003

                 Robert G. Miller, Jr.       46        Director                        2003

                 David M. Taylor             51        Director                        2004

                 James Tilley                60        President, Director             2003

                 Thomas H. Waring, Jr.       44        Director                        2004


         Each Director, except for Mr. Biddle, is elected to hold office for a three year term and until his successor is elected and qualified.

         Mr. Allen has been a Director since 1960. He was the Executive Vice President of the Bank until his retirement in 1988.

         Mr. Barrett has been a Director since 1971. He has been a property developer and real estate manager since 1986.

         Mr. Biddle has been a Director since 2001 and is the Chairman of Mader Construction Co., Inc.

         Mr. Brothman has been a Director since 1976 and is a partner in the law firm of Hurst, Brothman & Yusick. He was elected Chairman of the Board by the Board of Directors in January, 2001.

         Mr. Hall has been a Director since 1981. He has been retired since
1997.

         Mr. Koch has been a Director since 1979 and is Chairman and Chief Executive Officer of New Era Cap Co., Inc.

         Mr. Miller has been a Director since 2001. He is the President of M&W Agency, Inc. and ENB Associates, Inc., subsidiaries of Evans National Bank. From January 1, 1994 to September 1, 2000, he was the President of M&W Group, Inc., an insurance agency.

         Mr. Taylor has been a Director since 1986 and is President of Concord Nurseries, Inc.

         Mr. Tilley has been a Director since 2001 and is the President and Chief Executive Officer of Evans Bancorp, Inc. and Evans National Bank. From January 1988 until January, 2001, he was the Senior Vice President of the Company.

         Mr. Waring has been a Director since 1998. He is the principal of Waring Financial Group, an insurance and financial services firm.



The committees of the Board of Directors, which are nominated by the Chairman of the Board and approved by the Board of Directors, are as follows:

         LOAN COMMITTEE:
         --------------

         William F. Barrett, Chairman       Robert W. Allen     Phillip Brothman
         David C. Koch                      James Tilley

         The Loan Committee met eleven times during 2001. Its purpose is to review and approve loans exceeding $500,000 or loans that are non-conventional.

         PLANNING COMMITTEE:
         ------------------

         LaVerne G. Hall, Chairman    William F. Barrett      Phillip Brothman
         David C. Koch                Robert G. Miller, Jr.   James Tilley
         Thomas H. Waring, Jr.

         The Planning Committee met once in 2001. The Planning Committee is responsible for reviewing the strategic plan of the Bank and actions taken to obtain those objectives.

         LOAN REVIEW COMMITTEE:
         ---------------------

         Phillip Brothman, Chairman     James E. Biddle, Jr.     LaVerne G. Hall
         David M. Taylor                James Tilley

         The Loan Review Committee met four times during 2001. Its purpose is to review the Bank's provision and reserve for credit losses. The Loan Review Committee meets quarterly with the Bank's Loan Review Officer, who independently conducts the loan review. As a result of her recommendations, loans are graded based upon payment history, credit strength of borrower and other factors. This information is then aggregated to determine the overall adequacy of the credit loss reserve.

         AUDIT COMMITTEE:
         ---------------

         David M. Taylor, Chairman      James E. Biddle, Jr.     David C. Koch
         Thomas H. Waring, Jr.

         The Audit Committee met five times in 2001.The function of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities for oversight of the quality and integrity of the accounting, auditing, and reporting practices of the corporation and other such duties as directed by the Board. The members of the Audit Committee receive and review with the internal auditor a quarterly report which describes findings for the prior quarter. In addition, the Audit Committee recommends to the Board of Directors the services of a reputable independent accounting firm. The Audit Committee reviews with management and the independent accountants the Company's quarterly Form 10-Q and annual Form 10-K prior to filing. The Committee also receives and reviews the reports of the independent accountants, discusses them with management and the independent accountants, and presents them to the Board of Directors with comments and recommendations. See "Audit Committee Report".

         INSURANCE COMMITTEE:
         -------------------

         William F. Barrett, Chairman       Robert W. Allen     Phillip Brothman
         Robert G. Miller, Jr.              James Tilley

         The Insurance Committee met once in 2001. This committee reviews the coverage of insurance policies of the Company and monitors costs.

         COMPENSATION COMMITTEE:
         ----------------------

         Thomas H. Waring, Jr., Chairman   William F. Barrett   Phillip Brothman
         LaVerne G. Hall                   David C. Koch        James Tilley

         The Compensation Committee met once during 2001. Its purpose is to review management's recommendation as it relates to job classification, salary ranges and annual merit increases. The committee also reviews fringe benefits. The Compensation Committee also establishes the compensation of the Executive Officers of the Company. See "Compensation Committee Report on Executive Compensation".

         The Board of Directors of the Company met fifteen times during 2001. Each incumbent director of the Company, except for Mr. Waring, attended at least 75% of the aggregate of all the meetings of the Board of Directors and the Committees of which they were members.

                            COMPENSATION OF DIRECTORS


         For the year 2001, members of the Board of Directors were compensated at the rate of $900 per meeting, with the Secretary receiving $1,000 per meeting. Total directors' fees during 2001 amounted to $214,141 (including committee fees and $53,891 of deferred compensation). Effective January 1, 2001, Mr. Brothman also receives $35,000 per year, payable monthly, for serving as the Chairman of the Board of Directors of the Company and the Bank.


                             EXECUTIVE COMPENSATION


         There is shown below information concerning the annual and long-term compensation of the following named executive officers for service in all capacities to the Company for the years 2001, 2000, and 1999: President and Chief Executive Officer; Senior Vice President of the Loan Division; Senior Vice President and Chief Financial Officer; and President of M&W Agency, Inc. No other executive officer earned in excess of $100,000.


                                                               SUMMARY COMPENSATION TABLE
                                                                                                   LONG-TERM
                                         ANNUAL COMPENSATION                                     COMPENSATION
                               =======================================       =====================================================
                                                                                AWARDS          PAYOUTS
NAME OF AND                                                                      STOCK         LONG-TERM
PRINCIPAL                                                                       OPTION         INCENTIVE           ALL OTHER
POSITION               YEAR       SALARY        BONUS      OTHER(1)            (SHARES)         PAYOUTS          COMPENSATION
--------               ----       ------        -----      --------            --------         -------          ------------
James Tilley           2001         $143,301     $15,000        $2,866            -0-             -0-                 -0-
President & CEO        2000         $122,412     $12,500        $2,448            -0-             -0-                 -0-
                       1999         $115,820     $10,500        $2,316            -0-             -0-                 -0-

William R. Glass       2001         $124,264     $15,000        $2,485            -0-             -0-                 -0-
Senior Vice President  2000         $115,022     $12,500        $2,300            -0-             -0-                 -0-
                       1999         $109,614     $10,500        $2,192            -0-             -0-                 -0-

Mark DeBacker          2001           53,711         -0-           -0-            -0-             -0-                 -0-
Senior Vice President
& Chief Financial
Officer

Robert G. Miller, Jr.  2001         $161,569         -0-           -0-            -0-             -0-                 -0-
President              2000         $ 40,752         -0-           -0-            -0-             -0-                 -0-
M&W Agency, Inc.
ENB Associates, Inc.

---------------------------

(1) Includes the Bank's contribution to the Employee Savings Plan made for the benefit of Mr. Tilley of $2,866 in 2001, $2,448 in 2000, and $2,316 in 1999; for the benefit of Mr. Glass of $2,485 in 2001, $2,300 in 2000, and $2,192 in 1999; and for the benefit of Mr. Miller of $3,231 in 2001. See "EMPLOYEE SAVINGS PLAN". Does not include personal benefits which did not exceed 10% of Mr. Tilley's, Mr. Glass', Mr. DeBacker's or Mr. Miller's salary and bonus in any year.

Employment Agreements
---------------------

         Mr. James Tilley, Mr. William Glass, and Mr. Mark DeBacker have each entered into an Employment Agreement with the Bank which runs through December 31, 2006. Each Employment Agreement provides that salary will be set annually by the Board of Directors. If the Bank terminates the Employment Agreement without cause, the Bank is obligated to continue to pay base salary for the longer of three months or the remainder of the term of the Employment Agreement.

         Mr. Miller has entered into an Employment Agreement with M&W Agency, Inc. which runs through December 31, 2005. Under the Employment Agreement, he receives an annual salary of $150,000 plus a bonus based upon the earnings before interest and taxes of M&W Agency, Inc. in excess of specific target amounts, up to $100,000 annually. If M&W Agency, Inc. terminates the Employment Agreement without cause, it is obligated to pay his salary, plus benefits, for the longer of three months or the remainder of the term of the Employment Agreement.

Pension Plan
------------

         The Bank maintains a defined benefit pension plan for all eligible employees, including employees of its subsidiaries. An employee becomes vested in a pension benefit after five years of service. Upon retirement at age 65, vested participants are entitled to receive a monthly benefit. Prior to a May 1, 1994 amendment to the plan, the monthly benefit under the pension plan was 3% of average monthly compensation multiplied by years of service up to a maximum of fifteen years of service. In 1994, the pension plan was amended to change the benefit to 1% of average monthly compensation multiplied by years of service up to a maximum of thirty years of service. However, the benefits already accrued by employees prior to this amendment were not reduced by the amendment. Mr. Tilley, Mr. Glass, and Mr. Miller are participants in the pension plan, and as of December 31, 2001, Mr. Tilley had twelve years of credited service and his average monthly compensation under the plan was $10,815; Mr. Glass had eight years of credited service and his average monthly compensation under the plan was $10,055; Mr. DeBacker had no accrued benefit under the plan; and Mr. Miller had one year of credit service and his average monthly compensation under the plan was $13,464.

Supplemental Executive Retirement Plans
---------------------------------------

         During 2001, the Bank amended its existing Supplemental Executive Retirement Plans (SERPs) with Mr. Tilley and Mr. Glass. Under the SERPs, as amended, Mr. Tilley and Mr. Glass are entitled to additional annual pension payments of $66,943 and $30,000, respectively, for 20 years after retirement at age 65, unless their employment is terminated earlier. The SERPs, as amended, also provide death benefits in the same annual amounts in the event the executive dies prior to age 65, which are payable over 20 years. The Bank has purchased life insurance policies on Mr. Tilley and Mr. Glass to assist in funding its obligations under their SERPs.

Employee Savings Plan
---------------------

         The Bank also maintains a 401(k) salary deferral plan to assist employees, including employees of its subsidiaries, in saving for retirement.

         All employees are eligible to participate on the first of the month following one year of service, provided they have completed 1,000 hours of service. Eligible employees can contribute up to a maximum of $11,000 annually. An automatic 1% of base pay contribution is made by the Bank and in addition, the Bank makes a matching contribution at a rate of 25% of the first 4% contributed by a participant. Participants are always 100% vested in their own contributions and the Bank's matching contribution is also 100% vested.

         Individual account earnings will depend on the performance of the investment funds in which the participant invests. Specific guidelines govern adjustments to contribution levels, investment decisions and withdrawals from the plan. The benefit is paid as an annuity unless the employee elects one of the optional forms of payment available under the plan. See "Summary Compensation Table" for a summary of the amounts contributed by the Bank to this Plan for the benefit of Mr. Tilley, Mr. Glass, and Mr. Miller.


                        COMPENSATION COMMITTEE INTERLOCKS
                        ---------------------------------
                            AND INSIDER PARTICIPATION
                            -------------------------


         The Compensation Committee of the Board of Directors serves as the Compensation Committee of the Company. The members of the Compensation Committee are: Phillip Brothman, LaVerne G. Hall, William F. Barrett, David C. Koch, James Tilley, and Thomas H. Waring, Jr. Mr. Tilley is President and Chief Executive Officer of the Company and the Bank, Mr. Brothman is Chairman of the Board, and is a partner of the law firm of Hurst, Brothman & Yusick which served as general counsel to the Company and received legal fees, and Mr. Waring is the owner of Waring Financial Group which receives commissions on certain life insurance premiums paid by the Company. See "Certain Transactions."

         There are no Compensation Committee Interlocks required to be disclosed in this Proxy Statement.


                        COMPENSATION COMMITTEE REPORT ON
                        --------------------------------
                             EXECUTIVE COMPENSATION
                             ----------------------


         The Compensation Committee has the responsibility of reviewing the overall compensation policies for the employees of the Bank and also establishes the compensation of Mr. Tilley, Mr. Glass, and Mr. DeBacker, the Named Executives of the Company. Mr. Miller's compensation was negotiated and approved at the time the Company acquired the business and assets of M&W Group, Inc.

         The Bank uses a base salary/hourly rate and a bonus program to compensate its employees, including the Named Executives.

         The Bank uses a system of salary grades and corresponding salary ranges to set base salary/hourly rates. Positions are assigned a salary grade on the basis of job descriptions and comparisons to benchmark positions in the industry. Annually, the Bank participates in a number of salary surveys provided by or endorsed by various bank trade association groups. The surveys summarize compensation information on a national, regional and local basis, with data furnished based upon bank asset size and geographic region. In January of each year, management presents recommendations to the Compensation Committee to adjust the salary ranges based upon this information, as well as recommended salary adjustments for the employees. Compensation recommendations are determined based upon individual job performance, experience, and position within the salary range. Mr. Tilley, as the President, makes recommendations for the compensation levels of the Senior Vice-President, Mr. Glass, and the Chief Financial Officer/Sr. Vice President, Mr. DeBacker. The Compensation Committee (excluding Mr. Tilley) develops recommendations for Mr. Tilley's salary based upon the same approach.

         Also, in January of each year, the Compensation Committee establishes a bonus pool for the Bank's employees based upon the financial performance of the Bank for the previous year, including such factors as the operating results compared to the operating budget, net income, the return on average assets, the return on average equity and the earnings per share, growth in loans, and growth in deposits. The Compensation Committee (excluding Mr. Tilley) then determines what amount of the bonus pool will be paid to each of Mr. Tilley and the Senior Vice Presidents, Mr. Glass and Mr. DeBacker, based upon their evaluation of each person's performance and contributions to the financial results of the Bank for the prior year. Management then allocates the remainder of the bonus pool among other employees of the Bank based upon management's evaluation of individual job performance and contributions to the Bank.

                         Compensation Committee:
                         -----------------------

        Thomas H. Waring, Jr., Chairman        David C. Koch
        William F. Barrett                     LaVerne G. Hall
        Phillip Brothman                       James Tilley


         The report of the Compensation Committee, Audit Committee, and the result of any general incorporation by reference of this proxy statement or any part thereof in the Company's Annual Report on Form 10-K.


                              CERTAIN TRANSACTIONS
                              --------------------


         The Bank has had, and in the future expects to have, banking and fiduciary transactions with Directors and Executive Officers of the Company and some of their affiliates. All such transactions have been in the ordinary course of business and on substantially the same terms (including interest rates and collateral on loans) as those prevailing at the time for comparable transactions with others, and do not involve more than a normal risk of collectibility or present other unfavorable features.

         Mr. Phillip Brothman is a partner of the law firm of Hurst, Brothman & Yusick which served as general counsel to the Company and received legal fees.

         In 2001, the Company paid approximately $177,719 in life insurance premiums to Massachusetts Mutual. Waring Financial Group, which is owned by Thomas H. Waring, Jr., received commissions on such premium payments.

         M&W Agency, Inc., a subsidiary of Evans National Bank, leases certain of its offices from Millpine Enterprises, a partnership of Robert G. Miller, Jr., his father, and his brother.

                                PERFORMANCE GRAPH
                                -----------------


         The following Performance Graph compares the Company's cumulative total stockholder return on its Common Stock for a five-year period (December 31, 1996 to December 31, 2001) with the cumulative total return of the Standard & Poor's 500 ("S & P 500") stock index and Standard & Poors Banks (Major Regional)- 500 Stock Index ("Banks (Major Regional)-500"). The Company's stock began trading on the NASDAQ National Market on July 9, 2001. Prior to that date, the Company's stock was not traded on an exchange, and the price information used is based upon stock prices in private transactions as disclosed to the Company for the periods indicated. The comparison for each of the periods assumes that $100 was invested on December 31, 1996 in each of the Company's common stock, the stocks included in the Standard & Poors Banks (Major Regional-500) Index, and the stocks included in the S & P 500 Index and that all dividends were reinvested.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Company operates under a written Charter adopted by the Board of Directors of the Company, which is attached as Exhibit A to this Proxy Statement. The Audit Committee is comprised entirely of independent directors, as determined by the Board of Directors. The Audit Committee recommends to the Board of Directors the selection of the Company's independent accountants.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                           AMONG EVANS BANCORP, INC.
                       S&P 500 INDEX AND S&P GROUP INDEX

                                    [GRAPH]

  December 31,              1996       1997       1998       1999       2000       2001

EVANS BANCORP, INC.        100.00     141.18     168.64     177.94      179.91     92.48
S&P GROUP INDEX            100.00     150.37     166.13     142.55      182.51     170.14
S&P 500 INDEX              100.00     133.36     171.47     207.56      188.66     166.24

         Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

         In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

         The Company's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

         Based upon the Audit Committee's discussion with management and the independent accountants, the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

                            Audit Committee
                            ---------------

        David M. Taylor, Chairman              James E. Biddle, Jr.
        David C. Koch                          Thomas H. Waring, Jr.


                              INDEPENDENT AUDITORS
                              --------------------

         The Board of Directors has appointed Deloitte & Touche LLP as the Company's independent auditors to conduct the audit of the Company's books and records for the year ending December 31, 2002. Deloitte & Touche LLP also served as the Company's independent auditors for the year ended December 31, 2001. Representatives of that firm will be present at the Annual Meeting to respond to appropriate questions that may be raised, and they will have the opportunity to make a statement, if they so desire.

Audit Fees
----------

         The aggregate fees billed by Deloitte & Touche LLP for the professional services rendered, including the audit of the Company's annual financial statements, and reviews of the financial statements included in the Company's quarterly reports on Form 10-Q were $78,708 for the year ended December 31, 2001.

Financial Information Systems Design and Implementation Fees
------------------------------------------------------------

         There were no fees billed by Deloitte & Touche LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the year ended December 31, 2001.

All Other Fees
--------------

         The aggregate fees billed by Deloitte & Touche LLP for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the year ended December 31, 2001 were $49,394, comprised of assisting internal audit, assisting with the Company's NASDAQ National Market common stock listing, tax return preparation, and other tax services.

         The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.


                                  OTHER MATTERS
                                  -------------


         The cost of solicitation of proxies will be borne by the Company. Solicitation other than by mail may be made by directors, officers or by regular employees of the Company, who will receive no additional compensation therefor, by personal or telephone solicitation, the cost of which is expected to be nominal.

         It is not contemplated or expected that any business other than that pertaining to the subjects referred to in this Proxy Statement will be brought up for action at the meeting. At the time this Proxy Statement went to press, the Board of Directors did not know of any other matter which may properly be presented for action at the meeting.


                     DEADLINE FOR SHAREHOLDER PROPOSALS FOR
                     --------------------------------------
                               2003 ANNUAL MEETING
                               -------------------


         In accordance with the rules established by the SEC, any shareholder proposal submitted pursuant to Rule 14a-8 intended for inclusion in the proxy statement for next year's annual general meeting of shareholders, which is anticipated to be held during April, 2003, must be received by the Company no later than November 20, 2002. Such proposals should be sent to the Secretary, Evans Bancorp, Inc., 14-16 North Main Street, Angola, New York 14006. To be included in the proxy statement, the proposal must comply with the requirements as to form and substance established by the SEC and must be a proper subject for shareholder action under New York law. If a shareholder intends to present a proposal at the 2003 Annual Meeting, but has not sought the inclusion of such proposal in the Company's proxy materials, such proposal must be received by the Company prior to February 3, 2003, or the Company's management proxies for the 2003 Annual Meeting will be entitled to use their discretionary voting authority to vote on such proposal, without any discussion of the matter in the company's proxy materials. In accordance with the Company's By-Laws, shareholder nominations for directors to be elected at an annual meeting of shareholders must be submitted to the Secretary of the Company in writing not less than 14 days nor more than 50 days immediately preceding the date of the annual meeting. If less than 21 days notice of the annual meeting is given to shareholders, nominations shall be mailed or delivered to the Secretary of the Company not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known by the notifying shareholder: (a) name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of common stock of the Company that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and
(e) the number of shares of Common Stock of the Company owned by the notifying shareholder. Under the current bylaws of the Company, in order to be eligible to be nominated as a new director of the Company, the proposed nominee must hold at least $10,000 aggregate market value of stock of the Company and be less than 70 years of age. Nominations not made in accordance with the bylaws of the Company may, in his/her discretion, be disregarded by the presiding officer of the meeting, and upon his/her instruction, the vote tellers may disregard all votes cast for each such nominee. In the event that the same person is nominated by more than one shareholder, the nomination shall be honored, and all shares of Common Stock of the Company shall be counted if at least one nomination for that person complies with the provisions of the bylaws of the Company.



                       By Order of the Board of Directors,

                               EVANS BANCORP, INC.



                                 Robert W. Allen
                                 Secretary

Angola, New York
March 20, 2002

                                                                       EXHIBIT A


                             AUDIT COMMITTEE CHARTER

The Audit Committee Charter has been adopted by the Board of Directors (the Board) of the Evans Bancorp, Inc. The Audit Committee of the Board shall review and reassess this charter annually and recommend any proposed changes to the Board for approval.

ROLE AND INDEPENDENCE

The Audit Committee of the Board assists the Board in fulfilling its responsibilities for oversight of the quality and integrity of the accounting, auditing, and reporting practices of the corporation and other such duties as directed by the Board. The membership of the committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual requirements for serving on audit committees as set forth in the corporate governance standards of the NASDAQ. The committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants and the management of the corporation. In discharging this oversight role, the committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

The Board shall appoint one member of the audit committee as chairperson. He or she shall be responsible for leadership of the committee, including preparing the agenda, presiding over the meetings, making committee assignments and reporting to the Board. The chairperson will also maintain regular liaison with the CEO, CFO, the lead independent audit partner and the Vice President of Internal Audit.

RESPONSIBILITIES

The audit committee's primary responsibilities include:

- Recommending to the Board, the independent accountant to be selected or retained to audit the financial statements of the Corporation. In so doing, the committee will request from the auditor a written affirmation that the auditor is in fact independent, discuss with the auditor any relationships that may impact the auditor's independence, and recommend to the Board any actions necessary to oversee the auditor's independence.

- Overseeing the independent auditor relationship by discussing with the auditor the nature and rigor of the audit process, receiving and reviewing all audit reports, and providing the auditor full access to the committee (and the Board) to report on any and all appropriate matters.

- Reviewing the audited financial statements and discussing them with management and the independent auditor. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company's accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded) and other such inquiries as the Committee or the independent auditors deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K.

- Reviewing with management and the independent auditor the quarterly financial information prior to the Company's filing of Form 10-Q. This review may be performed by the Committee or the chairperson.

- Discussing with management and the independent auditor the quality and adequacy of the Company's internal controls.

- Discussing with management the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

- Reporting audit committee activities to the full Board and issuing annually a report to be included in the Company's proxy statement (including appropriate oversight conclusions) for submission to the shareholders.

- Overseeing internal audit activities, including discussing with management and the internal auditor, the internal audit function's organization, objectivity, responsibilities, plans, results, budget and staffing.

                           [EVANS NATIONAL BANK LOGO]


            PROXY FOR THE FOURTEENTH ANNUAL MEETING OF SHAREHOLDERS
                              EVANS BANCORP, INC.
                           14 - 16 North Main Street
                             Angola, New York 14006

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David M. Taylor and Thomas H. Waring, Jr. as Proxies, each with the power to appoint his substitute, and hereby authorizes either of them to represent and to vote, as designated below, all the shares of Common Stock of Evans Bancorp, Inc. held of record by either of the undersigned on March 6, 2002, at the Fourteenth Annual Meeting of Shareholders to be held on April 23, 2002, or any adjournments thereof.

PROPOSAL 1. ELECTION OF DIRECTORS

     [ ] FOR all four nominees listed below (except for any          [ ] WITHHOLD AUTHORITY to vote for all
         nominee whose name has been written in the space provided).       four nominees.

          NOMINEES FOR A THREE YEAR TERM AS DIRECTOR:
          ------------------------------------------
          Robert W. Allen                William F. Barrett               David C. Koch

          NOMINEE FOR A TWO YEAR TERM AS DIRECTOR:
          ------------------------------------------
          James E. Biddle, Jr.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)
------------------------------------------------------------------------------------------------------------------------------
                                   (continued and to be dated and signed on the other side)


EVANS BANCORP INC.
C/O CORPORATE TRUST SERVICES
MAIL DROP 10AT66-4129
38 FOUNTAIN SQUARE PLAZA
CINCINNATI, OH 45202



                                 [NAME APPEARS]





                              FOLD AND DETACH HERE
--------------------------------------------------------------------------------
In his discretion, upon such other matters as may properly come before the meeting or any adjournment.
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE.


[NAME APPEARS]                          DATED:_____________________, 2002

                                        _________________________________
                                           (Signature of Stockholder)


                                        _________________________________
                                           (Signature of Stockholder)

                                        Please sign exactly as name appears on
                                        the stock certificate. When shares are
                                        held by joint tenants both are required
                                        to sign. When signing as attorney,
                                        executor, administrator, trustee or
                                        guardian, please give full title as
                                        such. If a corporation, please sign in
                                        full corporate name for and by its
                                        President or other authorized officer.
                                        If a partnership, please sign in
                                        partnership name by authorized person.